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                                                                       Exhibit 4

                          BECTON, DICKINSON AND COMPANY

                             2002 STOCK OPTION PLAN



SECTION 1.  Purpose

         The purpose of this Plan is to provide an additional incentive to employees of Becton, Dickinson and Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees of outstanding ability, and to closely align their interests with those of shareholders.


SECTION 2.  Definitions

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

               (a) "Board" shall mean the Board of Directors of Becton, Dickinson and Company.

               (b) "Broker" shall mean a registered broker-dealer designated by the Company.

              (c) "Cashless Exercise" shall mean a method of exercising a Nonqualified Stock Option under which a Grantee, in lieu of payment of the option price in cash, by check or by delivery of shares of Stock, delivers to the Broker irrevocable instructions to sell the shares of Stock acquired upon such exercise and, immediately upon receipt of the proceeds from this sale, to deliver to the Company the option price and any withholding taxes.

              (d)  "Change in Control"  means:

                      (1) the acquisition by any individual, entity or group
                  (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided,






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                  however, that, for purposes of this Section 2(d), the
                  following acquisitions shall not constitute a Change of
                  Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(d)(3)(A), 2(d)(3)(B) and 2(d)(3)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof.

                      (2) Individuals who, as of April 24, 2000, constitute the
                  Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 24, 2000 whose election, or nomination for election as a director by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                      (3) Consummation of a reorganization, merger,
                  consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person






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                  (excluding any corporation resulting from such Business
                  Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                       (4) Approval by the shareholders of the Company of a
                  complete liquidation or dissolution of the Company.


              (e) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

              (f) "Committee" shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.

              (g)  "Company"  shall mean Becton, Dickinson and Company.

              (h) "Date of Exercise" shall mean the earlier of the date on which written notice of exercise, together with payment in full, if applicable, is received at the office of the Secretary of the Company (or its designee) or the date on which such notice and payment are mailed to the Secretary of the Company (or its designee) at its principal office by certified or registered mail, or, in the case of the Cashless Exercise of a Nonqualified Stock Option, the Date of Exercise shall mean the date the Broker executes the Grantee's sell order with respect to the underlying shares of Stock.

              (i) "Employee" shall mean any employee, including any officer, of the Company or any of its Subsidiaries.

              (j) "Fair Market Value" shall mean for any day the mean of the highest and lowest selling prices of the Stock as reported on the Composite Tape for securities traded on the New York Stock Exchange.

              (k) "Grantee" shall mean an Employee granted a Stock Option and shall also mean, to the extent contemplated and permitted by the Plan, executors, administrators, successors and transferees of the Grantee.






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              (l) "Granting Date" shall mean the date on which the Committee authorizes the issuance of a Stock Option for a specified number of shares of Stock to a specified Employee.

              (m) "Plan" shall mean the Becton, Dickinson and Company 2002 Stock Option Plan as set forth herein and amended from time to time.

              (n) "Retirement" shall mean (i) termination of full-time employment by reason of retirement when the Grantee is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any of its subsidiaries, or (ii) as otherwise determined by the Committee.

              (o) "Stock" shall mean the Common Stock, par value $1.00 per share, of the Company.

              (p) "Stock Appreciation Right" shall mean a right granted pursuant to the Plan to receive Stock, cash, or a combination thereof, upon the surrender of the right to purchase all or part of the shares of Stock covered by a Stock Option.

              (q) "Stock Option" shall mean an Incentive or Nonqualified Stock Option granted pursuant to the Plan to purchase shares of Stock.

              (r) "Subsidiary" shall mean any subsidiary corporation as defined in Section 424 of the Code.


SECTION 3.  Shares of Stock Subject to the Plan

         Subject to adjustment pursuant to Section 9, 12,500,000 shares of Stock shall be reserved for issuance upon the exercise of Stock Options granted pursuant to this Plan. Shares delivered under the Plan may be authorized and unissued shares or issued shares held by the Company in its treasury. If any Stock Options expire or terminate without having been exercised, the shares of Stock covered by such Stock Options shall become available again for the grant of Stock Options hereunder. Similarly, if any Stock Options are surrendered for cash pursuant to the provisions of Section 7, the shares of Stock covered by such Stock Options shall also become available again for the grant of Stock Options hereunder. Shares of Stock covered by Stock Options surrendered for Stock pursuant to Section 7, however, shall not become available again for the grant of Stock Options hereunder.



SECTION 4.  Administration of the Plan

              (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to







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         prescribe, amend and rescind rules and regulations relating to it, to grant Stock Options and determine the terms and provisions of such grants, to approve amendments of such terms and provisions otherwise consistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

              (b) It is intended that the Plan and any transaction hereunder meet all of the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, as such rule is currently in effect or as hereafter modified or amended, and all other applicable laws. If any provision of the Plan or any transaction would disqualify the Plan or such transaction under, or would not comply with, Rule 16b-3 or other applicable laws, such provision or transaction shall be construed or deemed amended to conform to Rule 16b-3 or such other applicable laws or otherwise shall be deemed to be null and void, in each case to the extent permitted by law and deemed advisable by the Committee.

              (c) Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.


SECTION 5.  Granting of Stock Options

              (a) Only Employees shall be eligible to receive Stock Options under the Plan. Directors of the Company who are not also Employees shall not be eligible for Stock Options.

              (b) The purchase price of each share of Stock subject to an Incentive Stock Option or a Nonqualified Stock Option shall be at least 100% of the Fair Market Value of a share of the Stock on the Granting Date.

              (c) The Committee shall determine and designate from time to time those Employees who are to be granted Stock Options and whether the particular Stock Options are to be Incentive Stock Options or Nonqualified Stock Options, and shall also specify the number of shares covered by and the exercise price per share of each Stock Option.

              (d) The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

              (e) A Stock Option shall be exercisable during such period or periods and in such installments as shall be fixed by the Committee at the time the Stock Option is granted or in any amendment thereto; but each Stock Option shall expire not later than ten years from the Granting Date.




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              (f) The Committee shall have the authority to grant both
         transferable Stock Options and nontransferable Stock Options, and to amend outstanding nontransferable Stock Options to provide for transferability. Each nontransferable Stock Option shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution and is exercisable, during the Grantee's lifetime, only by the Grantee. Each transferable Stock Option may provide for such limitations on transferability and exercisability as the Committee may designate at the time a Stock Option is granted or is otherwise amended to provide for transferability. Subject to the foregoing, a permitted transferee shall be entitled to exercise a Stock Option at such times and to the extent that the Stock Option would otherwise be exercisable by the Grantee, or by the Grantee's executors, administrators and successors pursuant to Section 8.

              (g) The Committee may establish procedures whereby Employees may elect to defer the receipt of shares upon exercise of any Nonqualified Stock Option, for a specified period of time or until a specified future event.

              (h) Stock Options may be granted to an Employee who has previously received Stock Options or other options whether such prior Stock Options or other options are still outstanding, have previously been exercised or surrendered in whole or in part.

              (i) Subject to adjustment pursuant to Section 9, the aggregate number of shares of Stock subject to Stock Options granted to an Employee under the Plan during any calendar year shall not exceed 500,000.

              (j) Notwithstanding any other provisions in the Plan to the contrary, in no event shall the Committee, or its designee, re-price or re-grant options at a price below the original option issue price.

SECTION 6.  Exercise of Stock Options

         Except as otherwise provided with respect to the Cashless Exercise of a Nonqualified Stock Option, the Grantee shall pay the option price in full on the Date of Exercise of a Stock Option in cash, by check, or by delivery of full shares of Stock of the Company that have been owned by the Grantee for at least six (6) months, duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Stock will be accepted at its Fair Market Value on the Date of Exercise.

SECTION 7.  Stock Appreciation Rights

              (a) The Committee may grant Stock Appreciation Rights in connection with any Stock Option.





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              (b) Stock Appreciation Rights shall be exercisable at such times and to the extent that the related Stock Option shall be exercisable, unless the Committee specifies a more restrictive period.

              (c) Upon the exercise of a Stock Appreciation Right, the Grantee shall surrender the related Stock Option or a portion thereof and shall be entitled to receive payment of an amount determined by multiplying the number of shares as to which option rights are surrendered by the difference obtained by subtracting the exercise price per share of the related Stock Option from the Fair Market Value of a share of Stock on the Date of Exercise of the Stock Appreciation Right.

              (d) Payment of the amount determined under Section 7(c) shall be made in Stock (based on its Fair Market Value on the date of exercise of the Stock Appreciation Right), in cash, or partly in cash and partly in Stock as the Committee shall determine in its sole discretion.

SECTION 8.  Termination of Employment

         Except as otherwise provided by the Committee at the time the option is granted or in any amendment thereto, if a Grantee ceases to be an Employee, then:

              (a) if termination is for cause, all Stock Options held by the Grantee shall be canceled as of the date of termination;

              (b) if termination of employment is voluntary or involuntary without cause, the Grantee may exercise each Stock Option held by him within three months after such termination (but not after the expiration date of the option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination; provided, however, if the Grantee should die within three months after such termination, each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise by reason of the Grantee's death, at any time within a period of one year after death (but not after the expiration date of the option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination;

              (c) subject to the provisions of Section 8(d), if termination is by reason of Retirement, or by reason of disability, each Stock Option held by the Grantee shall, at the date of Retirement or disability, become exercisable to the extent of the total number of shares subject to the Stock Option, irrespective of the number of shares which would otherwise have been purchasable pursuant to the terms of the Stock Option at the date of Retirement or disability, and shall otherwise remain in full force and effect in accordance with its terms; provided, however,






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         that in the case of termination by reason of disability, each
         Stock Option shall only be exercisable within a period of three years after the date of disability (but not after the expiration date of the option);

              (d) if termination is by reason of the death of the Grantee, or if the Grantee dies after Retirement or disability as referred to in
         Section 8(c), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise the option by reason of the Grantee's death, at any time within a period of three years after death (but not after the expiration date of the option) to the extent of the total number of shares subject to the Stock Option, irrespective of the number of shares which would have otherwise been purchasable pursuant to the terms of the Stock Option at the date of death;

              (e) pursuant to its general administrative authority under the Plan, the Committee may, in its sole discretion, accelerate the vesting of Stock Options or provide that Stock Options may remain exercisable for a period of up to three (3) years beyond the date of the Grantee's termination of employment in the event of the sale of a business, a reduction in force or otherwise for the convenience of the Company.

SECTION 9.  Adjustments

         In the event of any merger, consolidation, reorganization, recapitalization, stock dividend (including without limitation, stock dividends consisting of securities other than the Stock), distribution (other than regular cash dividends), stock split, reverse stock split, separation, spin-off, split-off or other distribution of stock or property of the Company, or other change in the corporate structure or capitalization, there shall be appropriate adjustment made by the Board in the number and kind of shares or other property that may be granted in the aggregate and to individual Employees under the Plan, the number and the kind of shares or other property subject to each outstanding Stock Option and Stock Appreciation Right, and the option prices.

         No exercise of conversion rights with respect to the shares of the Company's Series B ESOP Convertible Preferred Stock shall call for any adjustment under this Section 9.


SECTION 10.  Change in Control

         A Stock Option shall become immediately exercisable to the extent of the total number of shares subject to the option in the event of a Change in Control of the Company.





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SECTION 11.  Forfeiture

              The Committee shall have the authority to include in the terms of any Stock Option grant provisions for the forfeiture of the Stock Option (a) if the Grantee violates any agreement of non-competition with the Company or any Subsidiary or non-disclosure of confidential information of the Company or any Subsidiary, or (b) if the Committee determines that the Grantee committed acts and omissions which would have been the basis for a termination of the Grantee's employment for cause had such acts or omissions been discovered prior to termination of the Grantee's employment.



SECTION 12. General Provisions

              (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

              (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate an Employee's employment at any time.

              (c) Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

                       (i) The listing, or approval for listing upon notice of
              issuance, of such shares on the New York Stock Exchange;

                      (ii) Any registration or other qualification of such
              shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee may, in its discretion upon the advice of counsel, deem necessary or advisable; and

                      (iii) The obtaining of any other consent, approval or
              permit from any state or federal governmental agency which the Committee may, in its discretion upon the advice of counsel, determine to be necessary or advisable.

              (d) The Company shall have the right to deduct from any payment or distribution under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary to satisfy all obligations for the payment of such taxes. In case distributions are made in shares of Stock, the Company shall have the right to retain shares of stock having a Fair Market Value equal to the amount of tax to be withheld for such distributions or to require a Grantee to pay the Company for
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         such taxes required to be withheld on such terms and conditions prescribed by the Committee.

SECTION 13.  Amendment and Termination

              (a) The Plan shall terminate on February 1, 2012 and no Stock Option shall be granted hereunder after that date, provided that the Board may terminate the Plan at any time prior thereto.

              (b) The Board may amend the Plan at any time without notice, provided however, that the Board may not, without prior approval by the shareholders, amend Sections 5(b), 5(i) or 5(j).

              (c) The proper officers of the Company shall have the authority to amend the Plan at any time without notice to the extent necessary to comply with all applicable laws and regulations of any jurisdiction outside of the United States of America and/or qualify the Plan under applicable securities, tax or employee benefit laws and regulations of any such jurisdiction.

              (d) Subject to Section 13 (c), no termination or amendment of the Plan may, without the consent of a Grantee to whom a Stock Option shall theretofore have been granted, adversely affect the rights of such Grantee under such Stock Option.


SECTION 14.  Governing Law

     The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the United States of America and applicable state law.


SECTION 15.  Effective Date and Shareholders' Approval

     The Plan shall become effective February 1, 2002, subject to approval or ratification by the affirmative votes of the holders of a majority of the votes cast for such proposal at the next Annual Meeting of Shareholders of the Company or any adjournment or postponement thereof. The Committee may grant Stock Options, the exercise of which shall be expressly subject to the condition that the Plan shall have been approved or ratified by the shareholders of the Company.